Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3
Nos. 33-59791, 33-62903, 33-63663, 333-12439, 333-20803, 333-21143, 333-32065, 333-37992, 333-44549, 333-46628, 333-48474, 333-49442, 333-50338, 333-51201, 333-56088, 333-68949, 333-57364, 333-68989, 333-75554, 333-83741, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-142849, 333-146471, 333-152454, 333-157386, 333-157459, 333-172554, 333-172562, 333-186425, 333-191056, 333-192302, 333-214120, 333-216372 and 333-224495

• Form S-8
Nos. 333-58460, 333-58458, 333-02811, 333-56589, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215, 333-173683, 333-181647, 333-203791, 333-203792, 333-211479, 333-225038 and 333-225040

of Citigroup Inc. of our reports dated February 22, 2019, with respect to the consolidated balance sheet of Citigroup Inc. and subsidiaries (the “Company” or “Citigroup”) as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes, and Citigroup’s effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 Annual Report on Form 10-K of Citigroup.

/s/ KPMG LLP
New York, New York
February 22, 2019